250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Jillian Cutrone Tel: (518) 415-4306 Fax: (518) 745-1976

FOR IMMEDIATE RELEASE

Arrow Declares December Cash Dividend

GLENS FALLS, N.Y. (October 31, 2018) -- The Board of Directors of Arrow Financial Corporation (NasdaqGS® - AROW) on October 31, 2018, declared a quarterly cash dividend of $0.26 per share payable December 14, 2018, to shareholders of record November 30, 2018. This represents an increase of 3% over the cash dividend paid in the third quarter of 2018, as a result of the 3% stock dividend distributed September 27, 2018.

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Arrow Financial Corporation (NasdaqGS® - AROW) is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc., and Upstate Agency, LLC, specializing in property and casualty insurance and group health and employee benefits.

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